UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2024

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of June 14, 2024, the board of directors (the “Board”) of Sonim Technologies, Inc. (the “Company”) approved and adopted amendments to the Company’s amended and restated bylaws (the “Bylaws”) to (i) provide the Board with the power and authority to designate the chairperson and the secretary for meetings of the Company’s stockholders and (ii) make technical corrections and nonsubstantive edits to cross-references in Section 43 of the Bylaws.

The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Sonim Technologies, Inc., as amended and restated as of June 14, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: June 14, 2024	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer